Exhibit 99.01

Tonix Pharmaceuticals Regains Compliance with NASDAQ Minimum Bid Price Requirement

NEW YORK, April 3, 2017 — Tonix Pharmaceuticals Holding Corp. (Nasdaq:TNXP) (Tonix), a company that is developing innovative pharmaceutical products to address public health challenges, announced that it has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Global Market. On March 17, 2017, Tonix effected a 1-for-10 reverse stock split of its outstanding common stock intended to increase the per share trading price of Tonix’s common stock to satisfy the $1.00 minimum bid price requirement of $1.00 per share for continued listing on the NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(a)(1) (the “Bid Price Rule”).

On March 31, 2017, Tonix received a letter from The NASDAQ Stock Market LLC stating that because Tonix’s shares had a closing bid price at or above $1.00 per share for a minimum of ten (10) consecutive business days, Tonix’s stock had regained compliance with the Bid Price Rule and the matter is now closed.

About Tonix Pharmaceuticals Holding Corp.

Tonix is developing innovative pharmaceutical products to address public health challenges. TNX-102 SL* is in Phase 3 development and has been granted Breakthrough Therapy designation by the United States Food and Drug Administration (FDA) for the treatment of posttraumatic stress disorder (PTSD). PTSD is a serious condition characterized by chronic disability, inadequate treatment options especially for military-related PTSD, and an overall high utilization of healthcare services that contributes to significant economic burdens. The Protectic™ protective eutectic and Angstro-Technology™ formulation are essential elements of the proprietary TNX-102 SL composition for which a Notice of Allowance has been issued by the U.S. Patent and Trademark Office. Other development efforts include TNX-601 (tianeptine oxalate), a clinical candidate at Pre-IND (Investigational New Drug) application stage, designed for daytime use for the treatment of PTSD, and TNX-801, a potential smallpox-preventing vaccine based on a live synthetic version of horsepox virus (HPXV). HPXV has protective vaccine activity in mice, using a model of lethal vaccinia infection. Vaccine manufacturing activities have been initiated to support further nonclinical testing of TNX-801.

*TNX-102 SL (cyclobenzaprine HCl sublingual tablets) is an investigational new drug and has not been approved for any indication.

This press release and further information about Tonix can be found at www.tonixpharma.com.

Forward Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Tonix's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our possible need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. Tonix does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in the Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2016, and future periodic reports filed with the SEC on or after the date hereof. All of Tonix's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date hereof.

Contacts

Jessica Smiley

Investor Relations

investor.relations@tonixpharma.com

(212) 980-9155 x185

Edison Advisors (investors)

Tirth Patel

tpatel@edisongroup.com

(646) 653-7035

Russo Partners (media)

Rich Allan

rich.allan@russopartnersllc.com

(646) 942-5588